UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

June 3, 2009

Date of Report (date of Earliest Event Reported)

PRECISION PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53199	71-1029846

(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

6957 N.W. Expressway, #255, Oklahoma City, OK 73132-3538

(Address of principal executive offices and zip code)

(405) 728-3800

(Registrant’s telephone number, including area code) NOT APPLICABLE (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Directors; Election of Directors; Appointment of Certain Officers

On June 3, 2009, Precision Petroleum Corporation (the “Company”) approved the appointment of Mr. James Kirby as the Company’s Chief Financial Officer.

Mr. Kirby has a broad palette of experience, from directly working within the oil industry in the early 1980’s to an extensive banking background beginning in 1984 working with such companies as The First National Bank of Shawnee, Bank One, Liberty Bank & Trust, Choctaw State Bank, The Republic Bank of Tecumseh and more. He has held numerous positions within these companies from Vice President, Banking Center Manager and Compliance Officer. His banking experience has enabled him to work with a broad variety of business enterprises from oil companies to defense contractors and many more. He has helped new companies prosper and helped guide existing businesses to continued success. He studied banking at Seminole College and business at Oklahoma State University.

From September 1997 to present he has been the Vice President of First National Bank of Shawnee. Mr. Kirby has also been a member of the Board of Directors of Nitro Petroleum Incorporated since 2007. Nitro Petroleum is a public company registered with the SEC.

The Company has not entered into any transaction with Mr. Kirby that would be regarded as related party transactions.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION PETROLEUM CORPORATION

Date: June 3, 2009	By: /s/ Richard Porterfield

Name: Richard Porterfield
Title: President